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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of RTW, Inc. 1995 Employee Stock Purchase Plan on Form S-8 (dated March 30, 2004) of our reports dated January 23, 2004, with respect to the consolidated financial statements and schedules of RTW, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                                          /s/ Ernst & Young, LLP

Minneapolis, Minnesota
March 25, 2004